CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A of The Tocqueville Trust as filed with the Securities and Exchange Commission on or about February 24, 2023.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
February 24, 2023